UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                             FORM 8-K/A

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         (Date of earliest event reported):  December 18, 2008


                         US 1 Industries, Inc.
      (Exact Name of Registrant as Specified in Its Charter)

  Indiana		      1-8129		  95-3585609
____________		___________________	_________________
(State or Other 	(Commission File #)	(IRS Employer
Jurisdiction of 				 Identificatin No.)
Incorporation


                 336 W. US 30, Valparaiso, Indiana 46385
                ________________________________________
                (Address of Principal Executive Offices)


  			   (219) 476-1300
          ___________________________________________________
           (Registrant's Telephone Number, Including Area Code)

        		    Not Applicable
   _____________________________________________________________
   (Former Name or Former Address, if Changed Since Last Report)

	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









Item No. 2.01. Completion of Acquisition or Disposition of Assets.

     On December 24, 2008, US 1 Industries, Inc. filed a Current Report on Form 8-K reporting, among other things, that on December 18, 2008 it acquired a 60% membership interest in ARL Transport, LLC ("ARL").
Pursuant to the acquired membership interest purchase agreement, US 1 Industries, Inc. is acquiring a 60% interest in ARL Transport, LLC ("ARL") which is acquiring substantially all of the assets of, and assuming certain laibilities of ARL, Inc. and Aficionado Transport, Inc. As part of the Form 8-K, we indicated that the financial statements and pro forma financials required under Item 9.01 would be filed no later than 71 days following the date that the Form 8-K was required to be filed. This Amendment No. 1 to Current Report on Form 8-K contains the required financial statements and pro forma financial information.

The description of the acquisition of ARL contained in this Item 2.01 is qualified in its entirety by reference to the full text of Stock Purchase Agreement dated as of December 12, 2008, which was filed as Exhibit 2.1 to the original Form 8-K filed with the SEC on December 24, 2008, by US 1 Industries, Inc., which are both incorporated by reference herein.

Item No. 9.01. Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

Audited combined financial statements of ARL, Inc. and Aficionado Transport, Inc. for the years ended December 31, 2007 and 2006, including notes thereto.

Unaudited financial statements of ARL, Inc. and Aficionado Transport, Inc. for the nine months ended September 30, 2008 and 2007, including notes thereto

(b) Pro forma financial information.

Unaudited pro forma condensed combined balance sheet of US 1 Industries, Inc. as of September 30, 2008.

Unaudited pro forma condensed combined statements of operations of ARL Inc. and Aficionado Transport, Inc. for the nine months ended September 30, 2008, and the year ended December 31, 2007.

(c) Not applicable

(d) Exhibits

10.1	Membership Purchase Agreement dated December 12, 2008 (Incorporated herein by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K filed on December 24, 2008)

99.1	Audited financial statements of ARL, Inc. and Aficionado Transport, Inc.

99.2	Unaudited financial statements of ARL, Inc. and Aficionado Transport, Inc.

99.3	Unaudited pro forma condensed combined financial statements of US 1
        Industries, Inc.




                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           US 1 Industries, Inc.

Dated:		April 7, 2009

By: /S/ Harold Antonson
   ______________________
   Chief Financial Officer
  (principal financial and accounting officer)

















































              ARL, Inc. and Aficionado Transport, Inc.
   			    Contents






Audited Annual Financial Statements

	Independent Auditors' Report				6

	Combined Balance Sheets					7

	Combined Statements of Operations			8

	Combined Statements of Stockholder's Equity (Deficit)	9

	Combined Statements of Cash Flows			10

	Notes to Combined Financial Statements			11-20

Unaudited Interim Financial Statements

	Combined Balance Sheets					22

	Combined Statements of Operations			23

	Combined Statements of Cash Flows			24

	Notes to Combined Financial Statements			25-28

Unaudited Pro Forma Condensed Combined Financial Statements

	Introduction to Pro Forma Statements			30

	Unaudited Pro Forma Condensed Combined Balance Sheet	31-32

	Notes to Unaudited Pro Forma Condensed Combined

	Balance Sheet						32-33

	Unaudited Pro Forma Condensed Combined Statements
	of Operations						34-35

	Notes to Unaudited Pro Forma Condensed Combined
		Statements of Operations			36



































                                     Audited Annual
                                  Financial Statements



































Independent Auditors' Report


To the Shareholders and Board of Directors of US 1 Industries, Inc.
Valparaiso, Indiana

We have audited the accompanying combined balance sheets of ARL, Inc. and Aficionado Transport, Inc, (the 'Company') as of December 31, 2007 and 2006 and the related combined statements of operations, stockholder's equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of ARL Inc. and Aficionado Transport, Inc. as of December 31, 2007 and 2006 and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/S/ BDO Seidman, LLP

Chicago, Illinois
March 17, 2009
















                                        ARL, Inc. and Aficionado Transport, Inc.
                                                         Combined Balance Sheets
________________________________________________________________________________

December 31,						2007		2006
________________________________________________________________________________
Assets
Current Assets
 Cash						    $	112,972	 $	   -
 Trade accounts receivable, net of allowances
  of $22,000 and $78,000 respectively		      9,169,997    8,345,976
 Other receivables					730,560	     453,844
 Prepaid expenses and other current assets		215,182	     238,561
 Related party advances					115,575	     721,882
________________________________________________________________________________
Total Current Assets				     10,344,286    9,760,163
________________________________________________________________________________
Fixed Assets, net of accumulated depreciation         1,355,376    4,065,876
________________________________________________________________________________
Insurance Deposits                                      725,869      704,831
________________________________________________________________________________
Total Assets					    $12,425,531  $14,530,870
________________________________________________________________________________

Liabilities and Stockholder's Equity

Current Liabilities
 Bank overdraft					    $	114,333	 $    96,725
 Lines of credit				      9,353,181	   8,019,544
 Accounts payable				      4,773,314    3,829,391
 Accrued expenses and other current liabilities         746,557      655,334
 Current maturities of long-term debt			526,113	     405,313
 Current portion of lease obligations			209,011	     282,525
________________________________________________________________________________
Total Current Liabilities			     15,722,509   13,288,832
________________________________________________________________________________

Long-Term Debt, less current maturities		      1,310,728    3,457,231
Lease Obligations, less current maturities		217,038	     317,542
________________________________________________________________________________
Total Current Liabilities			     17,250,275   17,063,605
________________________________________________________________________________

Stockholder's Equity (Deficit)
 Common stock						  2,000	       2,000
 Paid-in capital					556,783	     556,783
 Accumulated deficit				     (5,383,527)  (3,091,518)
________________________________________________________________________________
Total Stockholder's Equity (Deficit)		     (4,824,744)  (2,532,735)
________________________________________________________________________________
                                                    $12,425,531  $14,530,870
________________________________________________________________________________

		       See accompanying notes to combined financial statements.



                                       ARL, Inc. and Aficionado Transport, Inc.
                                              Combined Statements of Operations

Year ended December 31					2007		2006
________________________________________________________________________________
Operating Revenues				$  60,609,649	$  60,058,652

Operating Expenses
 Purchased transportation			   42,275,024      41,414,445
 Commissions					    7,554,214       6,824,673
 Insurance and claims				    1,527,805       1,555,152
 Other operating expenses			    8,597,148       9,396,591
________________________________________________________________________________
Total Operating Expenses			   59,954,192      59,190,861
________________________________________________________________________________
Operating Income				      655,457         867,191

Non-Operating Income (Expense)
 Related party bad debt expense		           (1,744,576)	   (3,425,972)
 Interest income				        3,756          21,870
 Interst expense				   (1,341,710)     (1,113,274)
 Other income					      277,564         197,101
________________________________________________________________________________
Total Non-Operating Income (Expense)		   (2,804,966)     (4,319,275)
________________________________________________________________________________
Net Loss					   (2,149,509)     (3,451,484)
________________________________________________________________________________

                         See accompanying notes to combined financial statements.





























                                             ARL, Inc. and Aficionado Transport, Inc.
                                Combined Statements of Stockholder's Equity (Deficit)
______________________________________________________________________________________

                                                            Retained
                                                            Earnings             Total
                                  Common      Paid-in   (Accumulated     Stockholder's
                                   Stock      Capital       Deficit)  Equity (Deficit)
Balance, at December 31, 2005  $   2,000   $  556,783   $   437,371      $    996,154

  Net loss			       -	    -    (3,451,484)       (3,451,484)

  Dividends			       -            -       (77,405)          (77,405)
_______________________________________________________________________________________

Balance,, at December 31, 2006     2,000      556,783    (3,091,518)       (2,532,735)

  Net loss			       -            -    (2,149,509)       (2,149,509)

  Dividends			       -            -      (142,500)         (142,500)
_______________________________________________________________________________________
Balance, at December 31, 2007      2,000      556,783    (5,383,527)       (4,824,744)
_______________________________________________________________________________________

                               See accompanying notes to combined financial statements.




























                                                ARL, Inc.and Aficionado Transport, Inc.
                                                     Combined Statements of Cash Flows
_______________________________________________________________________________________
Year ended December 31 	                                      2007	     2006
_______________________________________________________________________________________
Cash Flows From Operating Activities
 Net loss	                                          $(2,149,509)	 $(3,451,484)
 Adjustments to reconcile net loss to net cash
  used in operating activities
 Depreciation and amortization	                              670,940        792,280
 Provision for bad debt	                                      202,000 	     217,000
 Gain on extinguishment of debt				     (161,425)             -
 Related party bad debt expense	                            1,744,576 	   3,425,972
 Changes in other operating assets and liabilities
  Accounts receivable	                                   (1,026,021)	   1,524,509
  Other receivables	                                     (276,716)	      88,339
  Prepaid expenses and other assets	                       23,379        (30,295)
  Insurance deposits	                                      (21,038)	    (100,295)
  Accounts payable, accrued expenses and other
  current liabilities	                                    1,035,146 	     331,074
______________________________________________________________________________________
Net cash used in operating activities	                       41,332 	   2,797,100
______________________________________________________________________________________
Cash Flows From Investing Activities
 Capital expenditures	                                     (163,262)	    (119,995)
______________________________________________________________________________________
Net cash used in investing activities	                     (163,262)	    (119,995)
______________________________________________________________________________________
Cash Flows From Financing Activities
 Bank overdrafts	                                       17,608 	      96,725
 Net change in lines of credit	                            1,533,177 	     327,784
 Repayment of debt	                                   (1,152,971)	    (414,255)
 Dividends to stockholder	                             (142,500)	     (77,405)
 Proceeds from debt                                           717,957        122,553
 Related party advances	                                     (738,369)	  (2,741,263)
______________________________________________________________________________________
Net cash provided by financing activities	              234,902 	  (2,685,861)
______________________________________________________________________________________
Net Increase (Decrease) in Cash	                              112,972         (8,756)
Cash, at beginning of period	                        	    -          8,756
______________________________________________________________________________________
Cash, at end of period	                                 $    112,972    $         -
______________________________________________________________________________________
Supplemental Disclosures of Cash Flow Information
 Interest paid	                                         $  1,342,000 	 $ 1,112,000

Non-Cash Financing Activities
 Lines of credit converted to term loans	         $    599,540    $         -

Related party debt assumed 				 $    400,000    $   599,540
 Note 3 for cancellation of debt in 2007

During fiscal 2006, the Company acquird $4,375,643
 of equipment through the assumption of long-term
 debt of an equal amount.
______________________________________________________________________________________
                               See accompanying notes to combined financial statements.

                                      ARL, Inc. and Aficionado Transport, Inc.
                                        Notes to Combined Financial Statements
______________________________________________________________________________



1.  Summary of Significant Accounting Policies

Description of Business

The combined financial statements include the accounts and transactions of ARL, Inc. ("ARL") and Aficionado Transport, Inc ("AFT") (collectively, the "Company"), both wholly-owned by a common shareholder. All significant intercompany transactions have been eliminated in consolidation.

The Company provides trucking and networking and other related services nationwide to commercial enterprises through a network of agents, contract drivers, transportation brokers, and other vendors. Revenue is generally recognized when a shipment is complete, and all related shipping documentation has been received by the Company, at which time the customer is billed.

The Company also consolidates an entity related through common ownership, which is a variable interest entity in which the Company is the primary beneficiary and guarantor of certain debt of the related entity. ARL has evaluated its contractual and economic relationships with Stoops Ferry, LLC ("Stoops") in light of FASB Interpretation No. 46R ("FIN 46R"), and has concluded that Stoops is a variable interest entity for purposes of FIN 46R. ARL has also concluded that it is the primary beneficiary of Stoops for purposes of FIN 46R, in that ARL absorbs a majority of Stoops' expected losses and/or, receives a majority of Stoops' expected residual returns, as a result of contractual or other financial interests in Stoops. Accordingly, ARL is consolidating the assets, liabilities, equity and financial results of Stoops in the Company's combined financial statements. Stoops had total assets of approximately $929,000 and $3,741,000 at December 31, 2007 and 2006, respectively. Total liabilities for Stoops were approximately $1,483,000 and $4,139,000 at December 31, 2007 and 2006, respectively (See
Note 4).

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash.

Revenue Recognition, Accounts Receivable, and Allowance for Doubtful
Accounts.




                                   ARL, Inc. and Aficionado Transport, Inc.
                                     Notes to Combined Financial Statements
___________________________________________________________________________


1.  Summary of Significant Accounting Policies (continued)

Revenue for freight is recognized upon delivery. The Company accounts for its revenue in accordance with EITF 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent" ("EITF 99-19"). Amounts payable for purchased transportation, commissions and insurance are accrued when incurred. The Company follows guidance of EITF 99-19 and records revenues at the gross amount billed to customers because the Company (1) determined it operates as the primary obligator, (2) typically is responsible for damages to goods and (3) bears the credit risk.

The Company's receivables are stated at the amount management expects to collect. Management provides for uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

In addition to trade accounts receivable, the Company advances cash to contract drivers and agents included in other receivables. The advances are collateralized with escrow balances the Company holds for the drivers included in accrued expenses and other current liabilities. The Company charges interest on the advances, however as they are short-tenured, interest is nominal.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation on property and equipment is computed using the straight-line method over estimated useful lives, which range from three to ten years. Additions and major replacements are capitalized, while expenditures for maintenance and repairs are expensed when incurred. Cost and accumulated depreciation accounts are relieved for dispositions with resulting gains or losses reflected in the Company's results of operations.

Long-Lived Assets

The Company assesses the realizability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." The Company reviews long-lived assets for impairment when circumstances indicate that the carrying amount of an asset may not be recoverable based on the undiscounted cash flows resulting from the operation of the asset.

Income Taxes

The Company has elected, by consent of its stockholder, S Corporation status for Federal income tax purposes. Under Subchapter S of the Internal Revenue Code, the stockholder, rather than the Company, has the responsibility for Federal income taxes. Accordingly, no provision for Federal income taxes has been made in the accompanying financial statements. The Company recognizes corporate state income tax expense in those states that do not recognize S status. For the years ended December 31, 2007 and 2006, state income taxes were not material.


                                   ARL, Inc. and Aficionado Transport, Inc.
                                     Notes to Combined Financial Statements
___________________________________________________________________________




1.  Summary of Significant Accounting Policies (continued)

Litigation

ARL and AFT are involved in litigation in the normal course of its business. Management intends to vigorously defend the cases. In the opinion of management, the litigation now pending will not have a material adverse affect on the combined financial statements of the Company.

2.	Property and Equipment

Property and equipment consists of the following at December 31:

December 31, 				  2007		   2006
_____________________________________________________________________
Machinery and equipment			$   806,404 	$    716,242
Transportation equipment (See Note 4)	  1,530,034	   4,375,644
Furniture and fixtures			    329,607	     330,136
Leasehold improvements			     64,516                -
_____________________________________________________________________
		  			  2,730,561	   5,422,022

Less: Accumulated depreciation		 (1,375,185)	  (1,356,146)
_____________________________________________________________________
Property and equipment - net accumulated
  depreciation				$ 1,355,376	$  4,065,876
_____________________________________________________________________


3.	Debt

Lines of Credit

ARL has a $9,000,000 revolving credit facility with a financing Company thatis payable on demand. Borrowings under the agreement bear interest at the prime rate (7.25% at December 31, 2007) plus 1.75%. The agreement has a three-year term, expiring December 31, 2009, and is renewable annually thereafter. There is an early termination penalty based on the maximum advancement amount. The outstanding balance on this facility as of December 31, 2007 and 2006 was $8,160,187 and $6,965,028, respectively. In August
2008, this credit facility was amended to increase the Company's available borrowing base by $1 million to a total available borrowing base of $10 million. The outstanding balance of $8,443,669 was paid in full on December 18, 2008 when ARL was acquired as described in Note 10.






                                 ARL, Inc. and Aficionado Transport, Inc.
                                   Notes to Combined Financial Statements
________________________________________________________________________


3.	Debt (continued)

AFT has a $1,000,000 revolving credit facility with a financing company that is payable on demand. Borrowings under the agreement bear interest at the prime rate (7.25% at December 31, 2007) plus 1.75%. The agreement has a three-year term, expiring December 31, 2009, and is renewable annually thereafter. There is an early termination penalty based on the maximum advancement amount. The outstanding balance on this facility as of December 31, 2007 and 2006 was $792,994 and $454,976 respectively. In August 2008, this credit facility was amended to increase the Company's available borrowing base by $.7 million to a total available borrowing base of $1.7 million. The outstanding balance of $605,653 was paid in full on December 18, 2008 when AFT was acquired as described in Note 10.

Collectively, the ARL and AFT agreements (the "agreement") are collateralized by substantially all of the Company's assets and includes borrowing base limitations on the maximum advance amount. The agreement is personally guaranteed by the Company's stockholder and several related companies owned by the stockholder. The agreement also requires the Company to satisfy certain restrictive loan covenants, which include limitations on certain business activities and financial reporting requirements. At December 31, 2007, the Company exceeded its borrowing base limitation under the agreement by approximately $1,555,000. The Company has received a waiver of certain covenant violations at December 31, 2007.

During 2007 and 2006, the Company assumed repayment responsibilities for three revolving lines of credit of related entities in accordance with previously executed performance guarantees. The assumption of these liabilities resulted in the recognition of $400,000 and $599,540 of related party bad debt expense in 2007 and 2006, respectively.

The first assumed agreement provides for maximum borrowings up to $400,000 and bears interest at the prime rate plus .75%. The outstanding balance at December 31, 2007 was $400,000. It is collateralized by assets of the Company. The line is personally guaranteed by the Company's stockholder.

The second assumed agreement provided for the maximum borrowings up to $500,000 and bore interest of 12%. The outstanding balance as of December 31, 2006, classified, as line of credit was $500,000. This was converted into a 10% term loan in September 2007 and was classified as Notes Payable with $322,087 outstanding at December 31, 2007.

The third assumed agreement provided for maximum borrowings up to $100,000 and bore interest at the prime rate plus .25%. The outstanding balance as of December 31, 2006 included within the line of credit was $99,540. This line of credit was converted into a 8.5% term loan in July 2007 and there was $93,613 outstanding and included in Notes Payable as of December 31, 2007.








                                 ARL, Inc. and Aficionado Transport, Inc.
                                   Notes to Combined Financial Statements
________________________________________________________________________

3.	Debt (continued)

Long-Term Debt

All long-term debt is collateralized by the property and equipment associated with the debt. Long-term debt consists of the following at December 31:

						   2007		   2006
_________________________________________________________________________
Note payable - monthly installments of $1,584
including interest at 8.5% through July 2014
(See Line of Credit assumed above)		 $   93,613	$      -

Note payable - payable in monthly installments
of $17,550 including interest at 10% through
August 2009. (See Line of Credit assumed above)     322,087	       -

Note payable - interest only payments at 12%
beginning September 2007 through September 2008.
Principal and interest payments of $9,414
beginning September 2008 through September 2010.    200,000	       -

Notes payable - monthly installments of $17,897
including interest at 9.53% through March 2011
(See Note 4). 					    272,753	 750,209

Notes payable - monthly installments of $16,272
including interest at 9.51% through March 2010.     547,047      685,237

Notes payable - monthly installments of $1,319
including interest at 9.9% through November 2012.    61,848	       -

Notes payable - monthly installments of $26,518
including interest at 11.17% through August 2008.   212,144            -

Notes payable - See Note 4. 				  -    2,351,974

Other notes payable and settlement obligations -
no collateral					    127,349       75,124
_________________________________________________________________________
                                                  1,836,841    3,862,544
Less: Current portion                               526,113      405,313
_________________________________________________________________________
                                                $ 1,310,728  $ 3,457,231

_________________________________________________________________________







                                 ARL, Inc. and Aficionado Transport, Inc.
                                   Notes to Combined Financial Statements
________________________________________________________________________



3.	Debt (continued)

Future minimum payments as of December 31, 2007 are as follows:

December 31,                       			      2007
____________________________________________________________________
2008							$   526,113
2009							    583,195
2010							    464,401
2011							    198,623
2012						             39,327
Thereafter					             25,182
____________________________________________________________________
Total							$ 1,836,841
____________________________________________________________________



4.	Cancellation of Debt

During 2006, Stoops, a variable interest entity of the Company, received certain equipment of approximately $4 million from a related party in exchange for the assumption of debt related to these assets. Amounts outstanding under this debt as of December 31, 2006 were $3.1 million. During 2007, some of these assets were returned to the original seller under an operating agreement and release and guaranty agreement entered into in 2007. The Company and its sole stockholder were released from their guarantee of the debt obligations owed to the seller. Under terms of the agreement, equipment with a net book value of $2,469,000 was returned by the Company to the seller, and approximately $2,630,000 of debt obligations for the equipment were released. The resulting gain of approximately $161,000 has been included in other income in the accompanying combined statement of operations.

















                                 ARL, Inc. and Aficionado Transport, Inc.
                                   Notes to Combined Financial Statements
________________________________________________________________________

5.	Leases

Capital Leases

The Company leases equipment under agreements accounted for as a capital leases. The agreements expire at various dates through 2012 and are collateralized by all equipment under the leases.

The net book value of equipment under capital leases at December 31, 2007 and 2006 was $400,000 and $500,000, respectively.

                                                   2007        2006
_________________________________________________________________________
Capital lease obligations -  monthly payments
ranging from $1,319 to $17,807, including
interest ranging from 1-18% maturing through
October 2012, collateralized by related
equipment                                       $ 262,699    $ 360,000

Capital lease obligations - monthly payments
ranging from $399 to $3,000, including interest
ranging from 8.5% to 9.25%, maturing through
October 2011; collateralized by related
equipment.                                        163,350      240,067
_________________________________________________________________________
                                                  426,049      600,067
Less: Current portion                             209,011      282,525
_________________________________________________________________________
                                                $ 217,038    $ 317,542
_________________________________________________________________________

Futures minimum capital lease payments as of December 31, 2007, are as follows:

December 31,                                                 2007

2008                                                     $ 238,913

2009                                                        95,151

2010                                                        90,870

2011                                                        31,017
________________________________________________________________________

Total                                                      455,951

Less amount representing interest                          (29,902)
________________________________________________________________________

Present value of payments                                $ 426,049
________________________________________________________________________

                                  ARL, Inc.and Aficionado Transport, Inc.
                                   Notes to Combined Financial Statements
_________________________________________________________________________

5.	Leases (continued)

Operating Leases

The Company leases office space under two month-to-month leases with its stockholder and former stockholder.

In October 2005, the Company entered into a noncancelable lease with an affiliated entity ("Trinity") of the Company that expires in October 2025. Payments of $19,000 are made monthly. Estimated annual payments under this lease are $226,000 through October 2025. The lease payments are adjusted to the consumer price index ("CPI") every three years.

Total related party rent expense was approximately $237,000 for 2007 and $266,000 for 2006.

6.	Stockholder's Equity

The components of combined stockholder's equity at December 31, 2007 and 2006 are as follows:

                                                   2007          2006
_________________________________________________________________________

ARL
Common Stock, $1 par value, 100,000 shares
 authorized, 1,000 shares issued and
 outstanding                                   $     1,000  $     1,000
Additional paid-in capital                          50,583      550,583
Accumulated deficit                             (4,175,894)  (2,399,871)
_________________________________________________________________________
Total stockholder's deficit                     (3,624,311)  (1,848,288)

AFT
Common Stock, $1 par value, 100,000 shares
  authorized, 1,000 shares issued and
  outstanding                                        1,000        1,000
Additional paid-in capital                           6,200        6,200
Accumulated deficit                               (653,431)    (295,344)
_________________________________________________________________________
Total stockholder's deficit                       (646,231)    (288,144)

Stoops
Accumulated deficit                               (554,202)    (396,303)

Total Combined Equity
Common Stock                                        2,000         2,000
Additional paid-in-capital                        556,783       556,783
Accumulated deficit                            (5,383,527)   (3,091,518)
_________________________________________________________________________
Total stockholder's deficit                   $(4,824,744)  $(2,532,735)
_________________________________________________________________________


                                 ARL, Inc.and Aficionado Transport, Inc.
                                  Notes to Combined Financial Statements
_________________________________________________________________________


7.	Related Party Transactions

The Company, as a guarantor, is contingently liable for the mortgage notes payable of Trinity Property Management, LLC ("Trinity"), a related party, of approximately $1,382,000 (unaudited) at December 31, 2007. The mortgage notes and related guarantees mature in February 2026. The Company does not expect to be required to make any payments under these guarantees. Trinity's assets, substantially all of which are the property leased to the Company (Note 5), amount to approximately $1,733,000 (unaudited) at December 31, 2007. This guarantee was eliminated by the lender on December 24, 2008.

An entity owned by an officer of the Company functions as an agent, receiving commissions from the Company for brokering freight. The Company paid commissions of approximately $280,000 and $310,000 to this affiliate during 2007 and 2006, respectively.

During 2007 and 2006, ARL advanced funds to affiliated entities under common ownership. These advances were non-interest bearing. Certain amounts advanced to affiliates were determined to be uncollectible and therefore were expensed in 2008 and 2007. During 2007 and 2006, ARL recorded bad debt expense from affiliated parties of $1,344,576 and $2,826,432, along with the amounts recorded for assuming other related party debt obligations as described in Note 3.

8.	Retirement Plan

The Company maintains a 401(k) retirement plan, which covers substantially all employees. Eligibility requirements require completion of one year of service and attaining the age of 21. The plan requires employer matching of 25% of participant contributions up to a maximum of 6% of the participant's compensation. Total employer contributions amounted to approximately $20,000 in 2007 and $15,000 in 2006.

9.	Commitments and Contingencies

The Company maintains an Interstate Commerce Commission permit, as a contract and common carrier, to engage in transportation by motor vehicle. The Company's authority under this permit is effective as long as the Company maintains compliance with requirements pertaining to insurance coverage, designation of agents and contract execution.

In the ordinary course of business, the Company is involved in various legal matters. While it is not possible to determine with certainty the outcome of these matters, in the opinion of management, the eventual resolution of the claims and actions outstanding will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.






                                 ARL, Inc.and Aficionado Transport, Inc.
                                  Notes to Combined Financial Statements
_________________________________________________________________________


10.	Subsequent Events

In June 2008, the Company obtained a new bank loan in the amount of $1,000,000. The purpose of this loan was to refinance an existing note payable, to paydown a portion of its primary revolving credit facility and to provide the Company with additional working capital. The loan requires monthly principal and interest payments of $15,339 and bears interest at 7.50%. This loan will mature in seven years and the interest rate will be adjusted every three years at 1.5% above the prime rate. The financing is guaranteed by the Company's sole stockholder and all affiliated companies under majority control by the stockholder. The financing is secured by substantially all assets of the Company as well as mortgages on two properties owned by the Company's stockholder. The outstanding balance of $945,476 was paid in full on December 18, 2008 when ARL was acquired as described below.

In December 2008, a 60% interest in the assets and liabilities of ARL Inc, and Aficionado Transport, Inc was acquired by an unrelated party for approximately $1.59 million plus an additional payment of up to $2.9 million if certain performance criteria are met. In addition, the purchaser of the 60% interest agreed to loan the Company funds to refinance approximately
$11 million in liabilities.

Pursuant to an asset purchase agreement dated December 23, 2008, ARL purchased the assets and liabilities of DDH Logistics Consulting, LLC, an entity owned by an officer of ARL. The purchase price calls for total payments of $300,000 payable in four annual equal installments of $75,000 beginning December 1, 2008 and ending on December 1, 2011. In addition to the payments to be made, ARL also assumed a note payable to a lender in the amount of $499,000. The note calls for monthly payments through May 2011 of $18,900 consisting of principal and interest of $18,900 and bears an interest rate of 10%.










































                                        Unaudited Interim
                                      Financial Statements








































                                                   ARL, Inc. and Aficionado Transport, Inc.
                                                                    Combined Balance SheetS
___________________________________________________________________________________________
                                                        September 30		December 31
                                                         	2008                   2007
___________________________________________________________________________________________
Assets

Current Assets

 Cash 	                                              $           -            $    112,972
 Trade accounts receivable, net of allowances of
  $170,500 and $44,400, respectively	                 12,968,188               9,169,997
 Other receivables	                                  1,099,837                 730,560
 Prepaid expenses and other current assets	            496,952                 215,182
 Related party advances	                                          -                 115,575
___________________________________________________________________________________________
Total Current Assets	                                 14,564,977              10,344,286
___________________________________________________________________________________________
Fixed Assets, net of accumulated depreciation 	          1,420,772               1,355,376
___________________________________________________________________________________________
Insurance Deposits	                                    760,196                 725,869
___________________________________________________________________________________________
Total Assets	                                      $  16,745,945            $ 12,425,531
___________________________________________________________________________________________
Liabilities and Stockholder's Equity

Current Liabilities
 Bank overdraft	                                      $   1,025,292            $    114,333
 Lines of credit 	                                 11,316,652               9,353,181
 Accounts payable	                                  5,892,023               4,773,314
 Accrued expenses and other current liabilities	            882,228                 746,557
 Related party payables                                     751,854                       -
 Current maturities of long-term debt and leases	    722,258                 735,124
___________________________________________________________________________________________
Total Current Liabilities	                         20,590,307              15,722,509
___________________________________________________________________________________________
Long-Term Debt, less current maturities	                  1,864,332               1,527,766
___________________________________________________________________________________________
Total Liabilities	                                 22,454,639              17,250,275
___________________________________________________________________________________________
Stockholder's Equity
 Common stock	                                              2,000                   2,000
 Paid-in capital	                                    556,793                 556,783
 Accumulated deficit	                                 (6,267,477)             (5,383,527)
___________________________________________________________________________________________
Total Stockholder's Equity (Deficit)	                 (5,708,694)             (4,824,744)
___________________________________________________________________________________________
                                                      $  16,745,945   	       $ 12,425,531
____________________________________________________________________________________________

                                     See accompanying notes to combined financial statements.




                                                   ARL, Inc. and Aficionado Transport, Inc.
                                                          Combined Statements of Operations
_______________________________________________________________________________________________


Nine Months ended September 30,                              2008                  2007
_______________________________________________________________________________________________
Operating Revenues	          			$  51,795,836	       $  44,411,770

Operating Expenses
 Purchased transportation	                           37,533,333 	          33,210,595
 Commissions	                                            6,794,179 	           5,583,385
 Insurance and claims	                                    1,359,689 	           1,102,033
 Other operating expenses	                            4,711,635 	           3,997,158
_______________________________________________________________________________________________
Total Operating Expenses	                           50,398,836 	          43,893,171
_______________________________________________________________________________________________

Operating Income 	                                    1,397,000 	             518,599

Non-Operating Income (Expense)
 Related party bad debt expense	                           (1,168,000)	            (846,867)
 Interest income	                                        5,860 	               2,720
 Interest expense	                                   (1,113,876)	            (948,368)
 Other income	                                               27,939 	              23,876
_______________________________________________________________________________________________
Total Non-operating income (expense)	                   (2,248,077)     	  (1,768,639)
_______________________________________________________________________________________________
Net Loss	                                        $    (851,077)	       $  (1,250,040)
_______________________________________________________________________________________________

                                        See accompanying notes to combined financial statements.






















                                                       ARL, Inc. and Aficionado Transport, Inc.
                                                               Combined Statement of Cash Flows
_______________________________________________________________________________________________
Nine months ended September 30, 	                      2008	             2007
_______________________________________________________________________________________________
Cash Flows From Operating Activities
 Net loss	                                       $    (851,077)	       $  (1,250,040)
 Adjustments to reconcile net loss to net cash
  used in operating activities
  Depreciation and amortization	                             407,139 	             447,524
  Provision for bad debt	                             190,000 	                   -
  Related party bad debt expense	                   1,168,000 	             846,867
  Gain on disposal of equipment	                             (27,845)	                   -
  Changes in other operating assets and liabilities
   Accounts receivable	                                  (3,988,191)	            (195,418)
   Other receivables	                                    (369,277)	            (178,764)
   Prepaid expenses and other assets	                    (281,770)	            (104,637)
   Insurance deposits	                                     (34,327)	            (194,071)
   Accounts payable, accrued expenses and other
   current liabilities	                                   1,254,380 	             357,161
______________________________________________________________________________________________
Net cash used in operating activities	                  (2,532,968)	            (271,378)
______________________________________________________________________________________________
Cash Flows From Investing Activities
 Capital expenditures	                                    (444,691)	             (37,189)
______________________________________________________________________________________________
Net cash used in investing activities	                    (444,691)	             (37,189)
______________________________________________________________________________________________
Cash Flows From Financing Activities
 Change in bank overdrafts	                             910,959 	             694,689
 Net change on lines of credit	                           1,963,471 	              77,427
 Proceeds from debt	                                   1,000,000 	             238,842
 Repayment of debt	                                    (676,299)	            (543,109)
 Dividends to stockholder	                             (32,873)	            (108,440)
 Related party advances	                                    (300,571)	             (50,842)
______________________________________________________________________________________________
Net cash provided by financing activities	           2,864,687 	             308,567
______________________________________________________________________________________________
Net Decrease in Cash	                                    (112,972)	                   -

Cash, at beginning of period	                             112,972 	                   -
______________________________________________________________________________________________
Cash, at end of period	                               $           - 	      $            -
______________________________________________________________________________________________
Supplemental Disclosures of Cash Flow Information
 Interest paid	                                       $   1,113,876 	      $      948,368

Non-Cash Financing Activities
 Lines of credit converted to term loans - Note 2      $           - 	      $      599,540
 Related party debt assumed - Note 2	                           - 	             400,000
______________________________________________________________________________________________

                                      See accompanying notes to combined financial statements.






                                 ARL, Inc.and Aficionado Transport, Inc.
                                  Notes to Combined Financial Statements
_________________________________________________________________________


1.	Basis of Presentation

The combined financial statements include the accounts and transactions of ARL, Inc. ("ARL") and Aficionado Transport, Inc. ("AFT") (collectively, the "Company") both wholly-owned by a common shareholder. All significant intercompany transactions have been eliminated in consolidation.

The Company provides trucking, networking, and other related services nationwide to commercial enterprises through a network of agents, contract drivers, transportation brokers, and other vendors. Revenue is generally recognized when a shipment is complete, and all related shipping documentation has been received by the Company, at which time the customer is billed.

The Company also consolidates an entity related through common ownership, which is a variable interest entity in which the Company is the primary beneficiary and guarantor of certain debt of the related entity. ARL has evaluated its contractual and economic relationships with Stoops Ferry, LLC ("Stoops") in light of FASB Interpretation No. 46R ("FIN 46R"), and has concluded that Stoops is a variable interest entity for purposes of FIN 46R. ARL has also concluded that it is the primary beneficiary of Stoops for purposes of FIN 46R, in that ARL absorbs a majority of Stoops' expected losses and/or, receives a majority of Stoops' expected residual returns, as a result of contractual or other financial interests in Stoops. Accordingly, ARL is consolidating the assets, liabilities, equity and financial results of Stoops in the Company's combined financial statements. Stoops had total assets of approximately $1,100,000 at September 30, 2008 and $929,000 at December 31, 2007. Total liabilities for Stoops were approximately
$1,800,000 at September 30, 2008 and $1,483,000 at December 31, 2007.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2008 and 2007 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2008.












                                 ARL, Inc.and Aficionado Transport, Inc.
                                  Notes to Combined Financial Statements
_________________________________________________________________________


2.	Lines of Credit

ARL has a $10,000,000 revolving credit facility with a financing company that is payable on demand. Borrowings under this agreement bear interest at the prime rate (5.00% as of September 30, 2008) plus 1.75%. The agreement has a three-year term, expiring December 31, 2009, and is renewable annually thereafter. There is an early termination penalty based on the maximum advancement amount. $10,021,853 and $8,160,187 was outstanding under this line of credit at September 30, 2008 and December 31, 2007, respectively. The outstanding balance was paid in full on December 18, 2008 when ARL was acquired as described in Note 4.

AFT also has a $1,700,000 revolving credit facility with a financing company that is payable on demand. Borrowings under this agreement bear interest at the prime rate (5.00% as of September 30, 2008) plus 1.75%. The agreement has a three-year term, expiring December 31, 2009, and is renewable annually thereafter. There is an early termination penalty based on the maximum advancement amount. As of September 30, 2008 and December 31, 2007, approximately $717,000 and $793,000, respectively, was outstanding under this credit facility. The outstanding balance was paid in full on December 18, 2008 when ARL was acquired as described in Note 4.

On September 3, 2008, the financing company holding the two credit facilities above reallocated $500,000 of the available borrowing base from AFT to ARL, such that ARL's credit facility as of September 30, 2008 was increased to $10,500,000 from $10,000,000, and AFT's credit facility decreased from $1,700,000 to $1,200,000. Collectively, the ARL and AFT agreements (the "agreement") are collateralized by substantially all of the Company's assets and includes borrowing base limitations on the maximum advance amount. The agreement is personally guaranteed by the Company's stockholder and several related companies owned by the stockholder. The agreement also requires the Company to satisfy certain restrictive loan covenants, which include limitations on certain business activities and financial reporting requirements. At September 30, 2008, the Company exceeded its borrowing base limitation under the agreement by approximately $1,530,000 and as a result was in default of the loan agreement.

In April 2008, the Company obtained a new revolving credit facility with a financing company in the amount of $200,000. The loan is payable on demand and bears interest as the prime rate plus 1.0%. The line is secured by an open-ended mortgage on land owned by the stockholder of the Company and is also guaranteed by the stockholder of the Company. As of September 30, 2008, approximately $178,000 was outstanding under this credit facility.

During 2007 and 2006, the Company assumed repayment responsibilities for three revolving lines of credit of related entities in accordance with previously executed performance guarantees. The assumption of the liabilities resulted in the recognition of $400,000 and $599,540 of bad debt expense in 2007 and 2006, respectively.

The first assumed agreement provides for maximum borrowings up to $400,000 and bears interest at the prime rate plus .75%. The outstanding balance at September 30, 2008 and December 31, 2007 was $400,000. It was collateralized by assets of the Company. The line is personally guaranteed by the Company's stockholder.

                                 ARL, Inc.and Aficionado Transport, Inc.
                                  Notes to Combined Financial Statements
_________________________________________________________________________

2.	Lines of Credit

The second assumed agreement provided for the maximum borrowings up to $500,000 and bore interest of 12%. The outstanding balance as of December
31, 2006, classified as line of credit, was $500,000. This line of credit was converted into a 10% term loan in September 2007 and was classified as notes payable with $322,087 outstanding at December 31, 2007. The outstanding balance was paid in full during the nine months ended September 30, 2008.

The third assumed agreement provided for maximum borrowings up to $100,000 and bore interest at the prime rate plus .25%. The outstanding balance as of December 31, 2006 included within the line of credit was $99,540. This line of credit was converted into a 8.5% term loan in July 2007 and there was $82,950 and $93,613 outstanding and included in notes payable as of September 30, 2008 and December 31, 2007, respectively.

In June 2008, the Company obtained a new bank loan in the amount of $1,000,000. The purpose of this loan was to refinance an existing note payable, to paydown a portion of ARL's primary revolving credit facility and provide the Company with additional working capital. The loan requires monthly principal and interest payments of $15,339 and bears interest at 7.50%. This loan will mature in seven years and the interest rate will be adjusted every three years at 1.5% above the prime rate. The financing is guaranteed by the Company's sole stockholder and all affiliated companies under majority control by the stockholder. The financing is secured by substantially all assets of the Company as well as mortgages on two properties owned by the Company's stockholder. As of September 30, 2008, approximately $972,600 was outstanding on this note. The balance outstanding on December 18, 2008 of $945,476 was paid in full in connection to the acquisition of the Company as described in Note 4.

3.	Related Party Transactions

The Company, as a guarantor, is contingently liable for the mortgage notes payable of Trinity Property Management, LLC ("Trinity"), a related party, of approximately $1,000,000 at September 30, 2008. The mortgage notes and related guarantees expire through February 2026. The Company does not expect to be required to make any payments under these guarantees. Trinity's assets, substantially all of which are the property leased to the Company, amount to approximately $1,733,000 at September 30, 2008 and December 31, 2007. This guarantee was eliminated by the lender on December 24, 2008.

An entity owned by an officer of the Company functions as an agent, receiving commissions from the Company for brokering freight. The Company paid commissions of approximately $156,000 and $240,000 for the nine months ended September 30, 2008 and 2007, respectively. See Note 4 below describing the sale of this entity to ARL.

For the nine months ended September 30, 2008 and 2007, ARL advanced funds to related parties. These advances were non-interest bearing. Certain amounts advanced to affiliates were determined to be uncollectible and therefore were expensed in 2008 and 2007. During the nine months ended September 30, 2008 and 2007, ARL recorded bad debt expense from these related parties of $1,168,000 and $446,867 along with the amounts recorded for assuming other related party debt obligations as described in Note 2.
                                 ARL, Inc.and Aficionado Transport, Inc.
                                  Notes to Combined Financial Statements
_________________________________________________________________________


4.	Subsequent Events

In December 2008, a 60% interest in the assets and liabilities of ARL Inc, and Aficionado Transport, Inc was acquired by an unrelated party for approximately $1.59 million plus an additional payment of up to $2.9 million if certain performance criteria are met. In addition, the purchaser of the 60% interest agreed to loan the Company funds to refinance approximately
$11 million in liabilities.

Pursuant to an asset purchase agreement dated
December 23, 2008, ARL purchased the assets and liabilities of an entity owned by an officer of ARL. The purchase price calls for total payments of $300,000 payable in four annual equal installments of $75,000 beginning December 1, 2008 and ending on December 1, 2011. In addition to the payments to be made, ARL also assumed a note payable to a lender in the amount of $499,000. The note calls for monthly payments through May 2011 consisting of principal and interest of $18,900 and bears an interest rate of 10%.



























































                                     Unaudited Pro Forma
                                     Condensed Combined
                                    Financial Statements




































Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements with respect to US 1 Industries, Inc. are based on our historical financial statements. Set forth below are the following unaudited pro forma condensed combined financial statements:

  * The unaudited pro forma condensed combined balance sheet as of September 30, 2008, assuming the business combination between US 1 Industries, Inc ("US 1") and ARL, Inc and Aficionado, Inc. ("ARL") occurred on September 30, 2008 and combining the September 30, 2008 historical balance sheet for US 1, and the September 30, 2008 historical balance sheet for ARL.

  * The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2008, assuming the business combination between US 1 and ARL occurred as of January 1, 2007 and combining the September 30, 2008 historical statement of operations for US 1 and the September 30, 2008 historical statement of operations for ARL and;

  * The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 assuming the business combination between US 1 and ARL occurred as of January 1, 2007 and combining the December 31, 2007 historical statement of operations for US 1 and the December 31, 2007 historical statement of operations for ARL.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above or to project the results for any future date or period. In the opinion of management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements do not reflect any benefits from potential cost savings or expense synergies resulting from this business combination.

The acquisition will be treated as a purchase for accounting purposes, and ARL's assets acquired and liabilities assumed will be recorded at their fair value on the acquisition date of December 18, 2008.


In connection with the business combination, US 1 acquired 60% of the membership interest in the assets of ARL for $1,585,000 in cash. At the time of the acquisition, US 1 also refinanced approximately $11 million of ARL debt. In addition, the ARL shareholder can receive up to an additional $2,900,000 in cash if ARL achieves certain revenue and earnings goals through 2012. Any amounts payable under this provision will be added to goodwill.

We have not completed a final assessment of the fair values of assets and liabilities of ARL. Accordingly, to the extent such assessments indicate different fair values as presented herein, such adjustments will be made but are not expected to be material.




                                                    			      ARL, Inc. and Aficionado Transport, Inc.
                                                                  Unaudited Pro Forma Condensed Combined Balance Sheet
______________________________________________________________________________________________________________________
										     Proforma
As of September 30, 2008		US 1 Industries		      ARL         Adjustments		    Proforma
______________________________________________________________________________________________________________________
Assets

Current Assets
 Trade accounts receivable	 	  $  29,153,185     $  12,968,188 	 $          - 		$ 42,121,373
 Other receivables	                      4,337,381         1,099,837 	            - 		   5,437,218
 Prepaid expenses and other current assets    1,071,607 	  496,952 	            - 	   	   1,568,559
 Current deferred tax assets	                717,400 	        - 	            - 	    	     717,400
______________________________________________________________________________________________________________________
Total Current Assets	                     35,279,573        14,564,977 	            - 		  49,844,550
______________________________________________________________________________________________________________________
Fixed Assets:
 Land	 					195,347 	 	- 	   	    - 	    	     195,347
 Equipment	 			      1,308,147 	1,420,772 	            -  		   2,728,919
 Less accumulated depreciation and
  amortization	 			       (718,831)	        - 	            - 		    (718,831)
_____________________________________________________________________________________________________________________
Net Property and Equipment	                784,663 	1,420,772 	            - 	 	   2,205,435
_____________________________________________________________________________________________________________________
Non-current deferred tax asset	 		717,400 	 	- 	 	    -  		     717,400
Notes receivable - long term	 	      1,118,507 	 	- 		    -   	   1,118,507
Other assets	 				145,049 	  760,196 	 	    - 		     905,245
Goodwill	 				      - 	        - 	    3,857,694 (e) 	   3,857,694
Intangible assets - agent relationships	 	      - 	        - 	    3,636,000 (d)   	   3,636,000
_____________________________________________________________________________________________________________________
Total Assets	 			  $  38,045,192     $  16,745,945 	 $  7,493,694 	        $ 62,284,831
_____________________________________________________________________________________________________________________
























                                                   			      ARL, Inc. and Aficionado Transport, Inc.
                                                                  Unaudited Pro Forma Condensed Combined Balance Sheet
______________________________________________________________________________________________________________________
										     Proforma
As of September 30, 2008		US 1 Industries		      ARL         Adjustments		    Proforma
______________________________________________________________________________________________________________________
Liabilities and Stockholder's Equity

Current Liabilities
 Bank overdraft	                          $          - 	    $   1,025,292 	 $          - 		$  1,025,292
 Lines of credit 	                     3,803,860 	       11,316,652 	    1,785,000 (a) (b) 	  16,905,512
 Accounts payable	                    10,628,419 	        5,892,023 	            - 		  16,520,442
 Accrued expenses and other current
 liabilities	                             3,702,764 	          882,228 	            - 		   4,584,992
 Related party payables	                             - 	          751,854 	            -  		     751,854
 Current maturities of long-term debt	             - 	          722,258 	            - 		     722,258
_____________________________________________________________________________________________________________________
Total Current Liabilities	            18,135,043 	       20,590,307 	    1,785,000 		  40,510,350
_____________________________________________________________________________________________________________________
Total Long-Term Debt, less current portion	     - 	        1,864,332 	            - 		   1,864,332
_____________________________________________________________________________________________________________________
Total Liabilities	                    18,135,043 	       22,454,639 	    1,785,000   	  42,374,682
_____________________________________________________________________________________________________________________
Minority interest	                       774,143 	                - 	            -  		     774,143
Stockholder's Equity
 Common stock	                            46,920,288 	            2,000 	       (2,000) (c) 	  46,920,288
 Paid-in capital	                             - 	          556,783 	     (556,783) (c) 		   -
 Treasury stock	                              (952,513)	                - 	            - 	            (952,513)
 Accumulated deficit	                   (26,831,769)	       (6,267,477)	    6,267,477  (c) 	 (26,831,769)
____________________________________________________________________________________________________________________
Total Stockholder's Equity	            19,136,006 	       (5,708,694)	    5,708,694  		  19,136,006
____________________________________________________________________________________________________________________
Total Liabilities and Stockholder's
 Equity	                                 $  38,045,192 	    $  16,745,945 	$   7,493,694           $ 62,284,831
____________________________________________________________________________________________________________________

                                                  See notes to unaudited pro forma condensed combined balance sheet.

In connection with the business combination, we acquired a 60% interest in the net assets of ARL. ARL will operate as a majority-owned subsidiary of US 1. The ARL shareholder received $1,585,000 in cash. At the time of the acquisition, US 1 also refinanced approximately $11 million of ARL debt. In addition, the ARL shareholder can receive up to an additional $2.9 million in cash if ARL achieves certain revenue and earnings goals through 2012.

Under the purchase method of accounting, the total estimated consideration as shown in the below table is allocated to ARL's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the business combination.

The preliminary estimated consideration is as follows:

______________________________________________________________________
(a) Cash paid at closing 			         $ 1,585,000
(b) Estimated transaction costs                              200,000
______________________________________________________________________
Total consideration (funded under US 1 credit agreement) $ 1,785,000
______________________________________________________________________

The estimated consideration is preliminarily allocated as follows:

______________________________________________________________________
(c) ARL historical net book value                        $ (5,708,694)
(d) Estimate of adjustment to fair value of
    identifiable intangible assets                          3,636,000
(e) Estimate of adjustment to goodwill                      3,857,694
______________________________________________________________________
Total consideration allocated                            $  1,785,000

______________________________________________________________________

(f) We have not completed a final assessment of the fair values of assets and liabilities of ARL. The assessment will not be completed until a full review of the assets has been completed. We expect that the ultimate purchase price allocation will include adjustments to the fair values of identifiable intangible assets and liabilities. Accordingly, to the extent such assessments indicate that the fair value of the assets and liabilities differ from their values assigned above, such differences would be allocated to those assets and liabilities. For purposes of the allocation above, we have allocated $3,636,000 to an identifiable intangible asset with a finite life. The preliminary allocation indicates an intangible asset of $3,636,000 for agent relationships which will be amortized over a useful life of 7 years.
































                                                    			      ARL, Inc. and Aficionado Transport, Inc.
                                                        Unaudited Pro Forma Condensed Combined Statement of Operations
_______________________________________________________________________________________________________________________
                                                                                         Proforma
Nine  months ended September 30, 2008	      US 1 Industries	           ARL	      Adjustments  	      Proforma
_______________________________________________________________________________________________________________________

Operating Revenues	                       $  132,748,074 	 $  51,795,836 	    $           - 	$  184,543,910

Operating Expenses
Purchased transportation	                   94,220,842 	    37,533,333 	                - 	   131,754,175
Commissions	                                   17,227,768 	     6,794,179 	                - 	    24,021,947
Insurance and claims	                            4,304,678 	     1,359,689 	                -   	     5,664,367
Other operating expenses	                   13,266,308 	     4,711,635 	          390,000  (a) 	    18,367,943
_______________________________________________________________________________________________________________________

Total Operating Expenses	                  129,019,596 	    50,398,836 	          390,000   	   179,808,432
_______________________________________________________________________________________________________________________

Operating Income	                            3,728,478 	     1,397,000 	         (390,000)	     4,735,478

Non-Operation Income (Expense)
 Related party bad debt expense	                            -       (1,168,000)	                - 	    (1,168,000)
 Interest income	                               20,891 	         5,860 	                - 	        26,751
 Interest (expense)	                             (108,682)	    (1,113,876)	          (48,750) (d) 	    (1,271,308)
 Other income	                                      129,464 	        27,939 	                - 	       157,403
_______________________________________________________________________________________________________________________

Total Non-Operating Income (Expense)	               41,673 	    (2,248,077)	          (48,750)	    (2,255,154)
_______________________________________________________________________________________________________________________

Income Before Minority Interest	                    3,770,151 	      (851,077)	         (438,750)	     2,480,324
Minority Interest Expense	                    1,033,394 	             - 	                - 	     1,033,394
_______________________________________________________________________________________________________________________

Income Before Income Taxes	                    2,736,757 	      (851,077)	         (438,750)	     1,446,930
Income Tax Expense	                              261,046 	             - 	                -  (c) 	       261,046
_______________________________________________________________________________________________________________________

Net Income Available to Common Shares	            2,475,711         (851,077)	         (438,750)	     1,185,884
_______________________________________________________________________________________________________________________

Basic and Diluted Net Income Per Share	       $         0.17 				                 $        0.08

Weighted Average Shares Outstanding -
 Basic and Diluted	                       $   14,243,409 				                 $  14,243,409
_______________________________________________________________________________________________________________________











                                                    			      ARL, Inc. and Aficionado Transport, Inc.
                                                        Unaudited Pro Forma Condensed Combined Statement of Operations
_______________________________________________________________________________________________________________________
                                                                                       Proforma
Year ended December 31, 2007	              US 1 Industries	           ARL	      Adjustments  	      Proforma
_______________________________________________________________________________________________________________________
Operating Revenues	                       $  184,677,131 	 $  60,609,649 	      $         - 	 $  245,286,780

Operating Expenses
 Purchased transportation	                  132,443,631 	    42,275,024 	                - 	    174,718,655
 Commissions	                                   22,406,181 	     7,554,215 	                - 	     29,960,396
 Insurance and claims	                            5,816,319 	     1,527,805 	                -   	      7,344,124
 Other operating expenses	                   19,009,894 	     8,597,148 	          520,000 (b) 	     28,127,042
________________________________________________________________________________________________________________________
Total Operating Expenses	                  179,676,025 	    59,954,192 	          520,000 	    240,150,217
________________________________________________________________________________________________________________________
Operating Income	                            5,001,106 	       655,457 	         (520,000)	      5,136,563

Non-Operation Income (Expense)
 Related party bad debt expense	                            -       (1,744,576)	                - 	     (1,744,576)
 Interest income	                                5,153 	         3,756 	                - 		  8,909
 Interest (expense)	                             (779,539)	    (1,341,710)	          (65,000) (e) 	     (2,186,249)
 Other income	                                      170,337 	       277,564 	                - 		 447,901
_________________________________________________________________________________________________________________________
Total Non-Operating Income (Expense)	             (604,049)	    (2,804,966)	          (65,000)	      (3,474,015)
_________________________________________________________________________________________________________________________
Income Before Minority Interest	                    4,397,057 	    (2,149,509)	         (585,000)	       1,662,548
Minority Interest Expense	                    1,175,838 	             - 	                -   	       1,175,838
_________________________________________________________________________________________________________________________
Income Before Income Taxes	                    3,221,219 	    (2,149,509)	         (585,000)		 486,710
Income Tax Expense	                              368,237 	             - 	                - (c) 	         368,237
_________________________________________________________________________________________________________________________
Net Income Available to Common Shares	            2,852,982 	    (2,149,509)	         (585,000)		 118,473
_________________________________________________________________________________________________________________________
Basic and Diluted Net Income Per Share	       $         0.23 			                          $         0.01

Weighted Average Shares Outstanding -
 Basic and Diluted	                       $   12,679,087 				                  $   12,679,087
_________________________________________________________________________________________________________________________

                                                                   See notes to unaudited pro forma financial statements.















               			      ARL, Inc. and Aficionado Transport, Inc.
                               Notes to Unaudited Pro Forma Condensed Combined
                                                          Financial Statements
______________________________________________________________________________
Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Adjustments to the Proforma statements of operations presented are identified as follows:

     (a) To record nine-months of amortization expense related to ARL's identifiable intangible assets assuming the business combination occurred as of January 1, 2007.

     (b) To record twelve months of amortization expense related to ARL's identifiable intangible assets assuming the business combination occurred as of January 1, 2007.

     (c) Any tax benefit related to the ARL loss is assumed to be offset by a change in the consolidated valuation reserve of US 1.

     (d) To record nine months of interest on borrowings under the Company's line of credit to fund the acquisition at a rate of 4.25%.

     (e) To record twelve months of interest on borrowings under the Company's line of credit to fund the acquisition at a rate of 4.25%.